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                                                                    EXHIBIT 3.16

                                  REGULATIONS

                                       OF

                            CACTUS WASTE SYSTEMS LLC

      In accordance with the Arizona Limited Liability Company Act, the Managers adopt the following Regulations of Cactus Waste Systems LLC, a limited liability company referred to in these Articles as the "LLC":

                                   ARTICLE 1

                                    PURPOSE

      The purpose for which the LLC is organized is to engage in and transact any or all lawful business for which limited liability companies may be organized under the Arizona Limited Liability Company Act.

                                    ARTICLE 2

                          POWER TO SPECIFY REGULATIONS

      The power to adopt, alter, amend, or repeal the regulations is entirely vested in the managers.

                                    ARTICLE 3

                     AUTHORITY TO CONTRACT ON BEHALF OF LLC

      The managers shall have the authority by resolution to establish officers (i.e. President, Vice Presidents and Secretary) and the officers shall have the authority to enter into contracts and incur obligations on behalf of the LLC, subject to the approval of the members.

                                   ARTICLE 4

                               MANAGEMENT RIGHTS

      The right to exercise the powers of the LLC and to manage the business and affairs of the LLC is vested entirely in the managers as listed in the articles of organization, or in the managers elected as their successors by the members.

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                                    ARTICLE 5

                               QUORUM OF MANAGERS

      At all meetings of the managers, a majority of the managers shall be necessary and sufficient to constitute a quorum for the transaction of business.

                                    ARTICLE 6

                               ACTION BY MANAGERS

      An act of the managers is effective if a majority of the managers vote approval of the act at a meeting at which a quorum of managers is present.

                                    ARTICLE 7

                          REGULAR MEETINGS OF MANAGERS

      Regular meetings of the managers shall be held at the principal office of the LLC or at such alternate place designated by the managers. By resolution, the managers are authorized to designate, from time to time, a place or places other than that specified above as the place for regular meetings of the managers. Regular meetings of the managers shall be held immediately following the annual meeting of the members.

                                    ARTICLE 8

                          SPECIAL MEETINGS OF MANAGERS

      Special meetings called by action of the managers shall be held at the principal office of the LLC or at such alternate place designated by the managers. Written notice of the time and place of special meetings shall be delivered personally to the managers or sent to each manager by U.S. mail or facsimile machine at the manager's address as shown on the records of the LLC. Notice that is mailed must be deposited in the U.S. mail at least ten (10) days prior to the time of the holding of the meeting.

                                    ARTICLE 9

                          NOTICE OF PURPOSE OF MEETINGS

      Notice of any meetings of the managers shall specify the purpose of the meeting or the business to be transacted at the meeting in addition to the place, date, and time of meeting.

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                                   ARTICLE 10

                               CLASSES OF MEMBERS

      There shall be only one (1) class of members.

                                   ARTICLE 11

                            VOTE ON ACTION BY MEMBERS

      An act of the members of record is effective if the majority of members' votes adopt the act at a meeting at which a quorum of members is present, in accordance with the following voting regulations:

      (a)   Each member is entitled to one vote for each unit of the LLC.

                               NOTICE OF MEETINGS

      (b) For any meeting at which a matter is to be voted on by the members, the LLC must give to each member notice of the time, place, and purpose of a meeting. Written notice of the time and place of meetings shall be delivered personally to the managers or sent to each manager by U.S. mail or facsimile machine at the manager's address as shown on the records of the LLC. For mailed notice, me notice must be deposited in the U.S. mail at least seven (7) days prior to the time the meeting is held.

                                WAIVER OF NOTICE

      (c) Action taken at any meeting of the members without the required notice shall be as valid as though made at a meeting after notice if a quorum is present and each of the members not present signs a written waiver of notice or a consent to the holding of that meeting. Attendance of a member at a meeting constitutes waiver of notice of the meeting unless the member attends the meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not lawfully convened.

                        ACTION BY CONSENT WITHOUT MEETING

      (d) Any act required or permitted to be taken at any meeting of the members, managers, or members of a committee may be taken without a meeting, without prior notice, and without a vote by use of a consent or consents in writing. The consents must describe the action taken. They must be signed by persons having

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            not fewer than the minimum number of votes that would be necessary to take action at a meeting if all those entitled to vote on the action were present and voted.

                                   RECORD DATE

      (e) Only persons whose names are listed as members in the official records of the LLC ten (10) days before any meeting of the members shall be entitled to notice of or to vote at that meeting.

                                     QUORUM

      (f) At all meetings of the members, a majority of the units represented by the members shall be necessary and sufficient to constitute a quorum for the transaction of business.

                                  VOTE BY PROXY

      (g) Members may vote either in person or by proxy. Proxies must be executed in writing by the members. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a member is deemed an execution in writing for purposes of this regulation.

                                   ARTICLE 12

                LIABILITY OF MEMBERS OR MANAGERS TO THIRD PARTIES

      A member or manager is not liable for the debts, obligations, or liabilities of the LLC, including liability under a judgment decree or order of a court.

                                   ARTICLE 13

                           INDEMNIFICATION OF MANAGERS

      The Company shall indemnify any Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding in which the Person was, is, or is threatened to be made a named defendant, respondent or witness, whether civil, criminal, administrative, arbitrative, or investigative, including all appeals, because that Person is or was a manager, officer, employee, or agent of the Company ("Person"). Indemnification will be against all expenses, including, without limitation, attorney's fees, court costs, expert witness fees, judgments, decrees, fines, penalties, and reasonable expenses actually incurred by the Person in connection with the proceeding, except that if the Person is found liable to the Company or is

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found liable on the basis that he or she improperly received personal benefit, indemnification will be limited to reasonable expenses actually incurred by the Person in connection with the proceeding, and will not be made in respect of any proceeding in which the Person has been found liable for willful or intentional misconduct in the performance of his or her duty to the Company. The indemnification provided in this Article also extends to good-faith expenditures incurred in anticipation of, or preparation for, threatened or proposed litigation. The Board of Managers may, in proper cases, extend the indemnification to cover the good faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

      The undersigned Managers have adopted these Regulations on June 6, 2001.

/s/ Robert H. Steelhammer                   /s/ Fred M. Ferreira
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Robert H. Steelhammer, Manager              Fred M. Ferreira, Manager

                                            /s/ Mark T. Cooley
                                            ------------------------------------
                                            Mark T. Cooley, Manager

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